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                                                                     EXHIBIT 4.1

                                                                       C&B DRAFT
                                                                         5-13-02

      AGREEMENT, dated as of May 13, 2002, among the stockholders (the "Stockholders) of Heafner Tire Group, Inc., a Delaware corporation (the "Company") named on the signature pages hereto
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                                   Background
                                   ----------

         The Stockholders desire to enter into this Agreement in order to facilitate the orderly operation of the Company, improve the Company's financial position and business prospects and enhance the value of the shares of the Company's capital stock currently held by them. In furtherance of the foregoing, the Stockholders desire to modify the terms of the Series C and Series D Preferred Stock of the Company so that such Preferred Stock will be redeemable at the option of the Company and not of the holders thereof.

         In consideration of the premises and mutual agreements contained herein, and for other good and valuable consideration, the Stockholders agree as follows:

                                    Agreement
                                    ---------

         1. The Stockholders agree to convene such special meetings, execute such written consents and take such other stockholder actions as may be necessary to amend and/or restate the Company's certificate of incorporation to eliminate the rights of holders of shares of Series C Preferred Stock and Series D Preferred Stock of the Company to (i) require the Company to redeem such shares pursuant to Sections 6A.4(a) and 6B.4(a) thereof and (ii) elect to receive accumulated but unpaid dividends on such shares in the form of cash rather than shares of Common Stock upon conversion thereof pursuant to Sections 6A.2(c) and 6B.2(c) of the Company's certificate of incorporation.

         2. This Agreement (i) may be amended, terminated, waived or revoked only by a written instrument signed by all of the parties hereto, (ii) may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one Agreement and
(iii) shall be governed by and construed in accordance with the laws of the State of Delaware.



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         IN WITNESS WHEREOF, the Stockholders have duly executed and delivered this Agreement as of the date first written above.



                                 CHARLESBANK EQUITY FUND IV, LIMITED PARTNERSHIP

                                 By:   CHARLESBANK EQUITY FUND IV GP,
                                       LIMITED PARTNERSHIP, ITS GENERAL PARTNER

                                 By:   CHARLESBANK CAPITAL PARTNERS, LLC,
                                       ITS GENERAL PARTNER


                                 By: /s/ Tim R. Palmer
                                     -------------------------------------------
                                     Managing Director

                                 By: /s/ Mark A. Rosen
                                     -------------------------------------------
                                     Managing Director



                                 THE 1818 MEZZANINE FUND, L. P.

                                 By: BROWN BROTHERS HARRIMAN & CO.,
                                     ITS GENERAL PARTNER


                                 By: /s/ Joseph P. Donlan
                                     -------------------------------------------
                                     Name: Joseph P. Donlan
                                     Title: Managing Partner